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                                                                      EXHIBIT 99

                              CAUTIONARY STATEMENTS

Certain statements in this Form 10-K/A and in the documents incorporated by reference in this Form 10-K/A constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the ability to hire and retain key personnel; relationships with and dependence on third-party wireless communications equipment manufacturers, suppliers, and network operators and their tendency to outsource aspects of their business to us; the tendency of wireless network operators to offer promotions, including handset subsidies and agent commissions, relating to wireless communications services; the possible adverse effect on demand for our products resulting from network operator consolidation; uncertainties relating to business and economic conditions in markets in which we operate; uncertainties relating to government and regulatory policies and other political risks; uncertainties relating to customer plans and commitments; pricing and availability of wireless communications equipment materials and inventories demanded by our customers; rapid technological developments and obsolescence in the wireless communications industry; dependence on the functionality, design, performance and utilization of sophisticated information systems and technologies; potential performance issues with suppliers and customers; governmental export and import policies; global trade policies; worldwide political stability; the highly competitive environment in which we operate; potential entry of new, well-capitalized competitors into the markets served by us; possible barriers to obtaining additional capital or other financing; significant outstanding secured indebtedness; our continued ability, through revenue growth, to absorb the increasing costs incurred and to be incurred in connection with any expansion activities and provision of integrated logistics services; uncertainties inherent in international operations including foreign currency fluctuations; possible inability to successfully complete and integrate businesses or product lines acquired; uncertainty regarding strategic relationships and alliances and ability to protect our proprietary information. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.